                                                      EXHIBIT 23(n)

                                       OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

                       March 18, 1996 (as updated through October 22, 2002)

     1. The Plan.  This Plan is the written  multiple class plan for each of (i)
the open-end management  investment companies and (ii) the closed-end management investment  company or companies  permitted by exemptive order to offer multiple classes of shares on the  proviso  that they  comply  with the Rule (as  defined below) (individually a "Fund" and collectively the "Funds"),  named on Exhibit A hereto,  which  exhibit may be revised from time to time,  for  OppenheimerFunds
Distributor, Inc. (the "Distributor"),  the general distributor of shares of the
Funds and for OppenheimerFunds,  Inc. (the "Advisor"), the investment advisor of
the  Funds.1  In  instances  where  such   investment   companies  issue  shares
representing interests in different portfolios  ("Series"),  the term "Fund" and
"Funds"  shall  separately  refer to each Series.  This Plan is the written plan contemplated by Rule 18f-3 (the "Rule") under the Investment Company Act of 1940
(the "1940  Act"),  pursuant  to which the Funds may issue  multiple  classes of shares.  The terms and provisions of this Plan shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  contained in the
Rule.

     2. Similarities and Differences Among Classes. Each Fund offering shares of more than one class  agrees that each class of that Fund:  (1)(i) shall have any service plan or distribution and service plan ("12b-1 Plan") apply separately to any class whose shares are subject to such Plan, and such class shall pay all of the expenses incurred pursuant to that arrangement; and (ii) may pay a different share of expenses ("Class Expenses") if such expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different  degree than that of other  classes.  Class  Expenses are those expenses  specifically  attributable  to the  particular  class of shares, namely (a) 12b-1 Plan fees, (b) transfer and  shareholder  servicing  agent fees and  administrative  service fees, (c)  shareholder  meeting  expenses,  (d) SEC registration  fees  for  Funds  organized  as  corporations  and (e)  any  other incremental  expenses  subsequently  identified  that should be allocated to one class  which shall be  approved  by a vote of that  Fund's  Board of  Directors,
Trustees or Managers (the "Directors"). Expenses identified in Items (c) through
(e) may  involve  issues  relating  either to a specific  class or to the entire
Fund; such expenses constitute Class Expenses only when they are attributable to a specific  class.  Because Class Expenses may be accrued at different rates for each class of a single Fund,  dividends  distributable  to shareholders  and net asset  values per share may differ for shares of  different  classes of the same
Fund. (2) shall have  exclusive  voting rights on any matters that relate solely to that class's  arrangements,  including without limitation voting with respect to a 12b-1 Plan for that class;  (3) shall have  separate  voting  rights on any matter submitted to shareholders in which the interests of one class differ from the  interests  of any other  class;  (4) may have a different  arrangement  for shareholder services,  including different sales charges, redemption fees, sales charge waivers,  purchase and redemption  features,  exchange  privileges,  loan privileges,  the availability of certificated shares and/or conversion features;
and (5) shall have in all other respects the same rights and obligations as each other class.

     3.  Allocations  of Income,  Capital  Gains and Losses  and  Expenses.  The
methodologies and procedures for allocating  expenses,  as set forth in the most current version of the report  captioned  "Methodology for Net Asset Value (NAV)
and Dividend and Distribution Determinations for Oppenheimer Funds with Multiple
Classes of Shares" are  re-approved.  Income,  realized and  unrealized  capital gains and losses,  and expenses of each Fund other than Class Expenses allocated to a  particular  class shall be allocated to each class on the basis of the net asset  value of that  class in  relation  to the net asset  value of that  Fund, except as follows:  For Funds  operating under 1940 Act Rule 2a-7, and for other
Funds that declare  dividends from net investment  income on a daily basis, such allocations  shall be made on the basis of relative net assets (settled  shares)
[net assets valued in accordance with generally accepted  accounting  principles but  excluding  the value of  subscriptions  receivable]  in relation to the net assets of that Fund.

1. For Centennial Money Market Trust,  Centennial Asset  Management Corp. is substituted as the  "Distributor"  and the "Advisor".

     4. Expense Waivers and Reimbursements. From time to time the Advisor or the
Fund's transfer and shareholder servicing agent may voluntarily undertake to (i)
waive  any  portion  of the  management  fee  and/or  transfer  and  shareholder servicing agent fees charged to a Fund, and/or (ii) reimburse any portion of the expenses of a Fund or of one or more of its  classes,  but is not required to do so or to continue to do so for any period of time.  The Advisor  shall provide a quarterly report to the Directors of Fund expense reimbursements to disclose any reimbursements that are not equal for all classes of the same Fund.

     5. Conversions of Shares.  Any Fund may offer a conversion  feature whereby shares of one class  ("Purchase  Class  Shares") will convert  automatically  to shares of another class ("Target  Class Shares") of that Fund,  after being held for a requisite period ("Matured Purchase Class Shares"),  pursuant to the terms and  conditions  of  that  Fund's  Prospectus  and/or  Statement  of  Additional
Information.  Such terms and conditions may provide for that time period to vary for Purchase Class Shares (i) afforded different shareholder privileges or other features,  (ii) issued by  different  Funds,  and/or  (iii)  issued on different dates.  Upon  conversion of Matured  Purchase  Class Shares,  all Purchase Class
Shares of that Fund acquired by  reinvestment of dividends or  distributions  of such  Matured  Purchase  Class  Shares  shall  also be  converted  at that time.
Purchase  Class Shares will convert into Target Class Shares of that Fund on the basis  of the  relative  net  asset  values  of the  two  classes,  without  the imposition of any sales load, fee or other charge.  The conversion feature shall be offered for so long as (i) the  expenses to which  Target  Class  Shares of a
Fund are subject,  including payments  authorized under that Fund's Target Class
12b-1 plan,  are not higher than the  expenses of Purchase  Class Shares of that
Fund, including payments authorized under that Fund's Purchase Class 12b-1 plan;
(ii) there continues to be available a ruling from the Internal  Revenue Service
("IRS")  revenue  procedure or other IRS ruling or regulation,  or an opinion of counsel or of an opinion of an  auditing  firm  serving as tax  adviser,  to the effect that the  conversion of Purchase Class Shares to Target Class Shares does not  constitute a taxable  event for the holder;  and (iii) if  shareholders  of
Target Class Shares of a Fund, but not  shareholders of Purchase Class Shares of that Fund,  approve any  increase in expenses  allocated to the Target Class for shareholder  services or distribution  (including payments authorized under that
Fund's Target Class 12b-1 plan),  that Fund will establish a new class of shares
("New Target Class  Shares") and shall take such other action as is necessary to provide that existing  Purchase Class Shares are exchanged or converted into New
Target Class Shares,  identical in all material  respects to Target Class Shares as they existed prior to implementation of the proposal to increase expenses, no later than the date such shares previously were scheduled to convert into Target
Class Shares.

     6.  Disclosure.  The classes of shares to be offered by each Fund,  and the initial,  asset-based  or contingent  deferred  sales charges and other material distribution  arrangements  with respect to such classes,  shall be disclosed in the prospectus  and/or  statement of additional  information  used to offer that class of shares. Such prospectus or statement of additional information shall be supplemented  or  amended to reflect  any  change(s)  in classes of shares to be offered  or in the  material  distribution  arrangements  with  respect  to such classes.

     7.  Independent  Audit.  The methodology and procedures for calculating the net asset value,  dividends and distributions of each class shall be reviewed by an independent auditing firm (the "Expert").  At least annually,  the Expert, or an appropriate  substitute expert, will render a report to the Funds on policies and  procedures  placed in  operation  and tests of operating  effectiveness  as defined and described in SAS 70 of the AICPA.

     8. Offers and Sales of Shares.  The  Distributor  will maintain  compliance standards  as to  when  each  class  of  shares  may  appropriately  be  sold to particular  investors,  and will require all persons selling shares of the Funds to agree to conform to such standards.

          9. Rule 12b-1  Payments.  The  Treasurer of each Fund shall provide to the  Directors  of that Fund,  and the  Directors  shall  review,  at least quarterly,  the written report  required by that Fund's 12b-1 Plan, if any.
     The report shall include  information on (i) the amounts expended  pursuant to the 12b-1 Plan, (ii) the purposes for which such  expenditures were made and (iii) the amount of the Distributor's  unreimbursed  distribution costs
     (if  recovery of such costs in future  periods is  permitted  by that 12b-1
     Plan),  taking into account  12b-1 Plan  payments and  contingent  deferred sales charges paid to the Distributor.

          10.  Conflicts.  On an  ongoing  basis,  the  Directors  of the Funds, pursuant  to  their  fiduciary  responsibilities  under  the  1940  Act and otherwise,  will  monitor  the  Funds  for the  existence  of any  material conflicts  among  the  interests  of  the  classes.  The  Advisor  and  the
     Distributor  will be  responsible  for  reporting any potential or existing conflicts to the Directors.  In the event a conflict arises,  the Directors shall take such action as they deem appropriate.

          11. Effectiveness and Amendment.  This Plan takes effect for each Fund as of the date of  adoption  shown  below  for  that  Fund,  whereupon  the open-end  Funds are  released  from the terms and  conditions  contained in their  respective  exemptive  applications  pursuant  to which  orders were issued  exempting  the  respective  Funds from the  provisions  of Sections
     2(a)(32),  2(a)(35),  18(f),  18(g), 18(i), 22(c) and 22(d) of the 1940 Act
     and Rule 22c-1 thereunder, or from their respective previous multiple class plan.2 This Plan has been  approved by a majority vote of the Board of each
     Fund and of each Fund's Board members who are not "interested  persons" (as defined  in the 1940  Act) and who have no  direct  or  indirect  financial interest in the  operation  of the Plan or any  agreements  relating to the
     Plan (the  "Independent  Trustees")  of each Fund at  meetings  called  for
     Oppenheimer  Funds  listed on  Exhibit  A, in each case for the  purpose of voting on this Plan.  Prior to that vote, (i) each Board was furnished with the  methodology  used for net asset value and  dividend  and  distribution determinations  for the  Funds,  and (ii)  majority  of each  Board and its
     Independent  Trustees  determined  that the and Release  IC-19656,  8/25/93
     (order).  Plans were initially  adopted by the Denver  Oppenheimer Funds on
     October 24, 1995, by the New York  OppenheimerFunds  on October 5, 1995, by
     the  Quest  Oppenheimer  Funds  on  November  28,  1995,  by the  Rochester
     Oppenheimer   Funds  on  January  10,  1996,  by  the  Connecticut   Mutual
     Oppenheimer  Funds on February 26, 1996, to take effect March 18, 1996, and
     were   subsequently   adopted  by  each  Oppenheimer  Fund  that  commenced
     operations after that date of approval, as of the commencement of operation of that new fund.  Plan as proposed to be  adopted,  including  the expense allocation,  is in the best  interests  of each Fund as a whole and to each class of each Fund individually. Thereafter, this Plan has been approved at least annually by a majority of each Board of the Oppenheimer  Funds listed on Exhibit A hereto,  including a majority of the  Independent  Trustees of such Funds.  Prior to any material  amendment to the Plan, each Board shall request and evaluate,  and the Distributor shall furnish,  such information as may be reasonably  necessary to evaluate such amendment,  and a majority of each  Board and its  Independent  Trustees  shall  find that the Plan as proposed to be amended,  including the expense  allocation,  is in the best interest  of each  class,  each Fund as a whole and each class of each Fund individually. No material amendment to the Plan shall be made by any Fund's
     Prospectus  or Statement of  Additional  Information  or an  supplement  to either of the foregoing, unless such amendment has first been approved by a majority of the Fund's Board and its Independent Trustees.

          2 The exemptive  applications include Oppenheimer  Management Corp. et
     al., Release IC-19821,  10/28/93  (notice) and Release  IC-19894,  11/23/93
     (order),  and Quest for Value Fund, Inc. et al., Release IC-19605,  7/30/93
     (notice)

          12. Disclaimer of Shareholder and Trustee  Liability.  The Distributor
     understands  that the  obligations  under  this  Plan of each  Fund that is organized  as a  Massachusetts  business  trust  are not  binding  upon any
     Trustee or shareholder of such Fund personally, but bind only that Fund and the Fund's property.  The Distributor  represents that it has notice of the
     provisions  of  the  Declarations  of  Trust  of  such  Funds   disclaiming
     shareholder  and Trustee  liability for acts or  obligations  of the Funds.
     Initially  approved  by the  Boards  of the Board II  Oppenheimer  Funds on
     October 24, 1995, and most recently approved by those Boards on October 22,
     2002.

                                        /s/ Robert G. Zack
                                      -------------------------------
                                      Robert G. Zack, Vice President
                                      & Secretary
                                      Board II Oppenheimer Funds

          Initially  approved by the Boards of the Board I Oppenheimer  Funds on
     October 5, 1995, and most recently  approved by those Boards on October 10,
     2002.

                                               /s/ Robert G. Zack
                                             -------------------------------
                                               Robert G. Zack, Secretary
                                               Board I Oppenheimer Funds

          Initially  approved  by the Boards of the Board III Funds on  November
     28, 1995 (for the former  Oppenheimer Quest funds), and on January 10, 1996
     (for the former Oppenheimer Rochester funds), and most recently approved by those Boards on October 7, 2002.

                                            /s/ Robert G. Zack
                                           -------------------------------
                                           Robert G. Zack, Secretary
                                           Board III Oppenheimer Funds

          Initially  approved by the Boards of the Board IV Oppenheimer Funds on
     November 19, 2001,  and most  recently  approved by those Boards on October
     21, 2002.

                                                   /s/ Robert G. Zack
                                                -------------------------------
                                                 Robert G. Zack, Secretary
                                                 Board IV Oppenheimer Funds

                                                  Exhibit A
1.       Board II Oppenheimer Funds
         --------------------------

Centennial Money Market Trust
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Capital Income Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Integrity Funds (consisting of the following series:)
                  Oppenheimer Bond Fund
                  Oppenheimer International Bond Fund
                        Oppenheimer High Yield Fund
Oppenheimer Main Street Funds, Inc.(R)
                           (consisting of the following 1 series:)
                  Oppenheimer Main Street Growth & Income Fund(R)
                  Oppenheimer Main Street Small Cap Fund(R)
                  Oppenheimer Main Street Opportunity Fund(R)
Oppenheimer Municipal Fund
                           (consisting of the following 1 series:)
Oppenheimer Intermediate Municipal Fund
Oppenheimer Real Asset Fund
Oppenheimer Select Managers
                           (consisting of the following 6 series:)
                  Mercury Advisors S&P 500 Index Fund
                  Mercury Advisors Focus Growth Fund
                  QM Active Balanced Fund
                  Jennison Growth Fund
                  Salomon Brothers All Cap Fund
                  Gartmore Millennium Growth Fund II
Oppenheimer Senior Floating Rate Fund
Oppenheimer Strategic Income Fund
Oppenheimer Total Return Fund, Inc.

Oppenheimer Variable Account Funds
                           (consisting of the following 10 series:)
                  Oppenheimer Money Fund/VA
                  Oppenheimer High Income Fund/VA
                  Oppenheimer Bond Fund/VA
                  Oppenheimer Aggressive Growth Fund/VA
                  Oppenheimer Capital Appreciation Fund/VA
                  Oppenheimer Multiple Strategies Fund/VA
                  Oppenheimer Main Street Growth & Income Fund/VA
                  Oppenheimer Global Securities Fund/VA
                  Oppenheimer Strategic Bond Fund/VA
                  Oppenheimer Main Street Small Cap Fund/VA
Panorama Series Fund, Inc.
                           (consisting of the following 4 series):
                  Total Return Portfolio
                  Growth Portfolio
                  Oppenheimer International Growth Fund/VA
                  Government Securities Portfolio

2.       Board I Oppenheimer Funds
         -------------------------
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Preservation Fund
Oppenheimer Concentrated Growth Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Europe Fund
Oppenheimer Global Fund
Oppenheimer Global Growth & Income Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multiple Strategies Fund
Oppenheimer Mid Cap Value Fund
Oppenheimer Multi-State Municipal Trust
                           (consisting of the following 3 series:)
                  Oppenheimer Rochester National Municipals
                  Oppenheimer New Jersey Municipal Fund
                  Oppenheimer Pennsylvania Municipal Fund
Oppenheimer New York Municipal Fund
Oppenheimer Series Fund, Inc.
                           (consisting of the following 2 series):
                  Oppenheimer Disciplined Allocation Fund
                  Oppenheimer Value Fund
Oppenheimer Special Value Fund
Oppenheimer Trinity Value Fund
Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Trinity Core Fund
Oppenheimer Municipal Bond Fund
Oppenheimer U.S. Government Trust

3.       Board III Funds
         ---------------
Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.
Oppenheimer Quest for Value Funds
                  (consisting of the following 3 series:)

                           Oppenheimer Quest Opportunity Value Fund
                           Oppenheimer Small Cap Value Fund
                           Oppenheimer Quest Balanced Value Fund

Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer MidCap Fund

Bond Fund Series - Oppenheimer Convertible Securities Fund
Rochester Fund Municipals
Rochester Portfolio Series - Limited Term New York Municipal Fund

4.       Board IV Oppenheimer Funds
         --------------------------

Oppenheimer Tremont Market Neutral Fund LLC
Oppenheimer Tremont Opportunity Fund LLC
Oppenheimer Real Estate Fund
Oppenheimer Multi Cap Value Fund